EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment Number 3 of our report dated March 23, 2001, except as to Note 12, which is as of March 28, 2001, relating to the financial statements and financial statement schedule, which appears in Redback Networks Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSE COOPERS LLP

San Jose, California
April 16, 2001